 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2017, the Leadership Development and Compensation Committee (the “Committee”) of the Board of Directors of Amyris, Inc. (the “Company”) approved bonus payments for the Company’s fiscal quarter ended March 31, 2017 to the Company’s executives, including the Company’s current “named executive officers” listed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2017 (the “NEOs”), under the Company’s 2017 cash bonus plan (the “Bonus Plan”), which included an exercise of discretion by the Committee to award a one-time cash bonus, in addition to the plan-based bonus, in the amount of $300,000 to John Melo, the Company’s president and chief executive officer.

In addition, on May 11, 2017, the Committee approved 2017 target bonuses for the NEOs under the Bonus Plan as follows:

Named Executive Officer	Title	Target Bonus (% of Base Salary)
John Melo	President and Chief Executive Officer	100%
Kathleen Valiasek	Chief Financial Officer	40%
Joel Cherry	President, Research and Development	50%

Actual amounts paid to the NEOs under the Bonus Plan may be more or less than the target bonus amounts in accordance with the terms of the Bonus Plan, which were previously reported in a Current Report on Form 8-K filed with the SEC on March 10, 2017, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 17, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer